EXHIBIT 10-1

BISYS, INC.
11 Greenway Plaza
Houston, Texas 770446-1102

Client    The First National Bank of Leesport


Address   133 North Centre Avenue


City   Leesport     State   Pennsylvania         Zip Code   19533



1.   SCOPE OF AGREEMENT.

BISYS, Inc. ("BISYS") shall provide Client, in accordance with this Agreement, the services selected by Client from BISYS' then applicable Standard Services Price List and/or Special Services Price List (collectively, the "Price Lists") (collectively, the "Services"). BISYS shall provide the reports listed on the Standard Reports List and Special Reports List as applicable to the Services selected by Client. The current Price Lists are attached hereto and made a part hereof.

2.   TERM OF AGREEMENT.

A. The initial term of this Agreement shall commence April 1, 1998 (the "Initiation Date") and end 60 full calendar months thereafter (the "Initial Period").

B. The Agreement shall automatically continue after the Initial Period for subsequent consecutive terms of one year each unless and until it is terminated by either party upon written notice to the other given at least 90 days prior to the end of the Initial Period or any additional three year period.

C. If Client has given BISYS notice pursuant to Paragraph 2(B) and Client intends to deconvert from the BISYS data processing system ("BISYS System"), Client may, upon written notice to BISYS given at any time during the final 120 days of this Agreement (as determined in accordance with 2(B) above) or any extension hereof pursuant to this Paragraph 2(C), extend the termination date to the date indicated in such notice, which date shall not be, in any event, less than 120 days after date of such notice. Commencing at the end of the Initial Period or any renewal period (as applicable), Client shall pay for Services at the prices set forth in the then current BISYS Price Lists notwithstanding the giving of extension notice.

D. Continuing obligations under this Agreement are those relating to "BISYS Products" (defined in Paragraph 9(A)):
     <PAGE 1> "Confidential Information" (defined in
     Paragraph 9(F)) and "Client Files" (defined in
     Paragraph 7(A)), and which continuing obligations shall survive any termination of this Agreement.

3.   CHARGES.

A. Each month commencing Initiation Date, whether or not Client actually uses any Services during such month, Client shall pay a minimum monthly charge equal to the greater of
     (i) $16,000.00; (ii) BISYS' charges for the Services actually used by Client during such month; (iii) 80% of the charges invoiced to Client during the immediately preceding month; or (iv) 80% of the charges invoiced to Client for the month immediately preceding any deconversion by Client if Client deconverts from the BISYS System.

B. The initial charges for the Services are specified in the Price Lists, and shall be recorded by the BISYS System or by any other means used by BISYS of determining Client's usage.

     The charges for the Services listed on the Standard Services Price List as of the date hereof will not be changed by BISYS until the expiration of the first year following Initiation Date. Thereafter, during the remaining term of the Initial Period, the charges for the Services listed on the Standard Services Price List may be changed by BISYS at any time and from time to time upon at least 90 days prior written notice to Client. During the Initial Period, the charges for the Service listed on the Special Services Price List as of the date hereof may be changed by BISYS at any time after the date hereof upon at least 90 days prior written notice to Client. After the Initial Period, the charges for the Services listed on the Price Lists shall automatically, and without notice, be changed to BISYS' standard (non-discounted) list prices then in effect for the respective Services; such prices may, thereafter, be changed by BISYS, at any time and from time to time, upon at least 90 days prior written notice to Client.

C. There shall be added to all charges for the Services furnished Client hereunder amounts equal to any applicable taxes levied or based on such Services, exclusive of taxes based on BISYS' income.

D. No later than the 5th day of each calendar month, BISYS shall invoice (the "Monthly Invoice") Client: (i) for all Services projected to be used by Client during the billing month (the "Billing Month") which charge will be based upon either actual usage and number of accounts during the month prior to the Billing Month or the minimum charge pursuant to Paragraph 3(A); (ii) an amount equal to 100% of the recurring pass through charges actually utilized by Client during the prior month as the estimated pass through charges for the Billing Month; (iii) adjustments (debits/credits) to

     <PAGE 2> the prior month's estimated charges set forth in
     (i) and; (iv) all other charges incurred by Client during the prior month. Client agrees to pay all amounts set forth in the Monthly Invoice by automatic debit by BISYS the last business day of the Billing Month from a Client bank account established for this purpose (the "Payment Account").
     Client agrees to execute any and all required documentation to enable BISYS to perform such automatic debiting of the Payment Account. If Client fails to pay any amounts due under this Agreement, Client shall, upon demand, pay interest at the rate of 1-1/2% per month, but in no event more than the highest interest rate allowable, on such delinquent amounts from their due date until the date of payment. Client agrees to reimburse BISYS for any and all expenses BISYS may incur, including reasonable attorney fees, in taking action to collect any amounts due BISYS hereunder. All amounts due must be paid prior to Client's deconversion from the BISYS System.

4.   AVAILABILITY OF THE SERVICES.

A. Hours for accessing Services on an on-line basis ("On-Line Hours") at the BISYS data center providing Services to Client ("Data Center") are 7:00 A.M. to 9:00 P.M. Monday through Friday and 7:00 A.M. to 5:00 P.M. Saturday (Data Center time) exclusive of BISYS holidays (New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day). A particular Service may also be available at other than On-Line Hours; in which event Client may, at its option and subject to any additional charges therefor, use that Service at such other times.

B. BISYS will make every reasonable effort to have the Services available during the On-Line Hours. However, BISYS cannot and does not guarantee such availability. Accordingly, Client's remedy and BISYS's sole liability to Client or any third party for claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of (i) the unavailability of the BISYS System or
     (ii) the interruption in or delay of the Services provided or to be provided by BISYS hereunder, shall be for BISYS to use all reasonable efforts to make the BISYS System available and/or to resume the Services as promptly as reasonably practicable.

C. Client shall, at its expense, be responsible for delivering and transmitting to and from Client's offices, the offices of the acceptable regulatory authorities and any other location authorized by Client, and the Data Center all data and information necessary for BISYS to furnish the Services to Client.

5.   USE OF THE SERVICES.
  <PAGE 3>
A. Client is exclusively responsible for the consequences of its own action; for any instructions it gives BISYS; for its failure to access the Services in the manner prescribed by BISYS, and for its failure to supply accurate input information. Client is responsible for auditing, balancing, verifying the correctness of calculation routines (such as interest and service charges) and reconciling any out-of-balance condition, and for notifying BISYS of any errors in the foregoing within three business days after receipt of the incorrect information. Client's remedy and BISYS' sole liability to Client or any third party for any claims, notwithstanding the form of such claims (e.g., contract, negligence or otherwise), arising out of errors or omissions in the Services provided or to be provided by BISYS hereunder and caused by BISYS shall be for BISYS to furnish the correct report and/or to correct the applicable Client Files, provided that Client promptly advises BISYS thereof.

B. Client shall use the Services in accordance with such reasonable instructions as may be established by BISYS from time to time as set forth in any written materials furnished by BISYS to Client.

C. Except as otherwise permitted by BISYS, Client will use the Services only for its own internal and proper business purposes and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any third party.

D. Client shall not make any alteration, change or modification to any of the computer programs, data bases and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder, without BISYS' prior written consent in each instance.

E. BISYS shall give Client written notice of any BISYS system change which materially affects Client. Nothing herein shall preclude or limit BISYS' ability to make changes to its data processing system.

6.   COMMUNICATION LINES AND EQUIPMENT.

A. BISYS shall order, on Client's behalf and with Client's approval, the installation of appropriate telephone lines and communications equipment to enable Client to access the Services. Client shall pay all charges relating to the installation and use of such telephone lines and communications equipment.

B. BISYS shall not be responsible for the reliability, or continued availability, of telephone lines and communications equipment used by Client in accessing the Services.
  <PAGE 4>
7.   FILE SECURITY AND RETENTION.

A. Any client data bases and files or other information provided by Client to BISYS for use with the Services (the "Client Files") shall remain the confidential property of Client. BISYS will provide reasonable security provisions to insure that third parties do not have access to the Client Files. BISYS reserves the right to issue and change regulations and procedures from time to time to improve file security. BISYS will instruct its employees having access to the Client files to keep the same confidential by using the same care and discretion that BISYS uses with respect to its own confidential property.

B. BISYS will take reasonable precautions to prevent the loss of, or alteration to, Client Files, but BISYS cannot guarantee against any such loss or alteration. Accordingly, Client will, to the extent deemed necessary by Client, keep copies of all source documents of information delivered to BISYS and will maintain a procedure external to the BISYS System for the reconstruction of lost or altered Client Files. In connection with the foregoing, it is understood that Client shall assume and be responsible for risk of loss and/or damage to documents and records while they are in transit to and from the Data Center.

C. During the term of this Agreement, BISYS will retain the Client Files in accordance with, and to the extent provided by BISYS' then prevailing records retention policies for the Services, which policies will be consistent with guidelines covering the Services established by appropriate regulatory authorities. BISYS will, upon the expiration of any retention period for Client Files, dispose of Client Files in any manner deemed appropriate by BISYS unless Client, prior to such disposal, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense. Client shall pay for the provision of Client Files to Client at BISYS' standard rates for such services and BISYS shall provide such Client Files provided that BISYS has been paid for all Services provided hereunder through the date such requested Client Files are returned to Client.

D. BISYS has a written Disaster Recovery Plan establishing emergency procedures, including off-premises backup facility. In connection therewith, BISYS has prepared a Disaster Recovery Manual. The Disaster Recovery Plan and Disaster Recovery Manual are available at the Data Center for examination by bank auditors and examiners and, as they may be modified from time to time, will remain in existence during the term of this Agreement. BISYS shall provide Client, upon written request, with information necessary for Client to develop a disaster contingency plan which will work in concert with BISYS' Disaster Recovery Plan.
     <PAGE 5>

8.   DUTIES UPON TERMINATION; RETURN OF RECORDS.

A. Upon the termination of this Agreement for any reason, BISYS will dispose of all Client Files still in the BISYS System in any manner deemed appropriate by BISYS unless Client, not later than 30 days after such termination, furnishes to BISYS written instructions for the disposition of such Client Files at Client's expense as set forth in Paragraph 8(B).

B. At Client's request as set forth in Paragraph 8(A), BISYS shall delivery to Client all of the Client Files then retained by BISYS including file layouts and their descriptions in BISYS format and shall provide in accordance with BISYS deconversion policies, reasonable and necessary assistance with the deconversion from the BISYS System to a non-BISYS system ("Deconversion"). Client shall pay BISYS for Deconversion assistance in accordance with BISYS' then current Deconversion rate schedule. Payment for Deconversion together with all other payments which are due, and which will become due pursuant to the provisions of this Agreement shall be paid to BISYS prior to delivery of such Client Files.

C. Client Files returned to Client shall be in a standard BISYS machine readable format.

9.   OWNERSHIP, USE AND CONFIDENTIALITY; BISYS PRODUCTS AND
     CONFIDENTIAL INFORMATION.

A. All computer programs and related documentation made available, directly or indirectly, by BISYS to Client as part of the Services (the "BISYS Products") are the exclusive and confidential property of BISYS or the third parties from whom BISYS has secured the right to use such computer programs and documentation.

B. A personal, non-exclusive, non-transferable right and license is being granted to Client to use, during the term of this Agreement, any applications software programs included in the BISYS Products (the "Application Programs') which are delivered to Client as part of the Services solely for Client's own business usage. Client shall not have any interest in the Applications Programs except for this limited license.

C. Client shall receive all improvements, enhancements, modifications and updates to any Applications Programs which are delivered to Client as part of the Services if, and as, made available by BISYS to its clients generally. All such improvements, enhancements, modifications and updates shall
     <PAGE 6> be delivered to Client in the form of a computer
     media, which computer media shall be provided to Client by BISYS and shall be installed by Client. If Client fails to install any such media within 45 days of its receipt from BISYS, BISYS shall have no further obligation to provide Client with improvements, enhancements, modifications or updates to such Application Programs.

D. Client acknowledges that it shall be deemed a sublicensee of BISYS for any systems software programs included in the BISYS Products (the "Systems Programs") which are delivered to Client as part of the Services. Client accepts a sublicense from BISYS of the Systems Programs on a personal, non-exclusive, non-transferable basis with the right to use, during the term of this Agreement, such Systems Programs solely in connection with the Services.

E. Client shall not copy in whole or in part any BISYS Products or related documentation, whether in the form of computer media, printed or in any other form. Client shall not make any alteration, change or modification to any BISYS
     Products.

F. Client shall treat as confidential and will not disclose or otherwise make available any of the BISYS Products or any trade secrets, processes, proprietary data, information or documentation related thereto including, without limitation, yany flow charts, logic diagrams or source code (collectively the "Confidential Information"), in any form, to any person other than employees of Client. Client will instruct its employees who have access to the BISYS Products and the Confidential Information to keep the same confidential by using the same care and discretion that Client uses with respect to its own confidential property and trade secrets. Upon the termination of this Agreement for any reason, Client shall return to BISYS any and all copies of the BISYS Products and the Confidential Information which are in its possession.

10.  GOVERNMENTAL AGENCIES.

A. Client shall provide all required notices to the appropriate regulatory authorities concerning the initiation or termination of this Agreement, or of any substantial changes in the Services being provided to Client. BISYS agrees that any and all Client Files maintained by it for the Client pursuant to this Agreement shall be available for inspection by the appropriate regulatory authorities and Client's internal auditors and independent public accountants, upon prior written notice to BISYS. All costs incurred by BISYS in the preparation of data for inspection, examination or audit will be charged to Client at BISYS' then standard rates for such services.
  <PAGE 7>
B. BISYS shall provide annually to the appropriate regulatory authorities any Third Party Review Reports prepared by independent public accountants with respect to the Services performed by BISYS at the Data Center and copies of BISYS' audited financial statements. By entering into this Agreement, BISYS agrees that it extends to the Office of Thrift Supervision ("OTS") the same authority and responsibility (as applicable to Client) provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

C. If after the date hereof any modifications to the Services shall be required by law or by any governmental regulatory authority, BISYS shall, except to the extent such changes may be beyond the capability of the BISYS System to implement, conform the Services to be in compliance with such modified laws or governmental regulations. BISYS may, at its discretion, pass on, in whole or in part, on an equitable basis to all users of the Services (including Client) affected by any such modification the actual costs incurred by BISYS in making any such modification to the Services.

11.  WARRANTY.

A. BISYS represents and warrants that the Services will conform materially to their design specifications and user documentation which may be changed from time to time. This warranty shall not extend to any of the computer programs, data basis and/or BISYS supported files used by BISYS in connection with providing the Services to Client hereunder which have been altered, changed or modified in any way, without BISYS' prior written consent in each instance.

B.   EXCEPT AS SPECIFICALLY PROVIDED HEREIN, THERE ARE NO
     WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED
     TO, ANY IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR
     A PARTICULAR PURPOSE.

12.  LIMITATION OF LIABILITY.

A. The remedies specified in this Agreement constitute Client's sole and exclusive remedies in the event of any alleged defaults by BISYS under this Agreement. BISYS' sole liability, if any, for damages (monetary or otherwise) resulting from claims made by Client or any third party arising from or related to any and all causes not covered by the foregoing remedies shall be limited to the lesser of
     (i) the amount of actual damages incurred by Client or
     (ii) an amount which shall not exceed the charges paid by Client during the six (6) month period immediately preceding the event from which such liability arose for the Services performed which gave rise to the claim. <PAGE 8>

B. IN NO EVENT WILL BISYS BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH CLIENT MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF BISYS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.  PATENT AND COPYRIGHT INDEMNIFICATION.

BISYS will hold Client harmless and, at its own expense, will defend any action brought against Client based on a claim that the Services used within the scope of this Agreement infringe a United States patent or copyright provided Client notifies BISYS promptly in writing of the claim, BISYS has sole control of the defense of the action and all negotiations for its settlement or compromise, and Client cooperates with BISYS in the defense of the action. In the event any of the Services becomes, or in BISYS' opinion is likely to become, the subject of a claim of infringement of patent or copyright, BISYS, at its option, may
(i) secure for Client the right to continue using such Service(s), (ii) replace or modify such Services to make it or them non-infringing, (iii) cease providing the affected Service(s) or (iv) if none of the foregoing options is commercially reasonable, in BISYS' opinion, terminate this Agreement. If BISYS exercises its option hereunder to terminate this Agreement, such termination shall be at no penalty to BISYS except that BISYS shall provide the Deconversion assistance described in Paragraph 8(B) at no charge to Client.

14.  INSURANCE.

BISYS shall maintain, during the term of this Agreement, $10,000,000 of coverage under a Blanket Crime Policy covering fraudulent and dishonest acts committed by its employees for which it is legally responsible. BISYS shall maintain, on its own behalf, insurance coverage for loss from fire, disaster, or other causes contributing to interruption of normal services. Client, at its own expense, will maintain all insurance and fidelity bonds required by the applicable regulatory authorities.

15.  DEFAULT; REMEDIES UPON DEFAULT.

A. Any of the following events will constitute an "Event of Default" under the Agreement: (i) non-payment of any amounts due hereunder to BISYS by Client; (ii) non-performance of any of Client's or BISYS' other material obligations hereunder; (iii) if any representation or warranty of Client or BISYS is materially breached; (iv) if Client or BISYS files a petition for bankruptcy or becomes the subject of an involuntary bankruptcy petition which is not vacated within 60 days of filing, or becomes insolvent; or (v) if any substantial part of Client's or BISYS' property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency.
  <PAGE 9>
B. Upon occurrence of an Event of Default under the Agreement, the non-defaulting party may, at its option, terminate this Agreement provided at least 30 days (or longer period as may be required by the applicable regulatory authorities) prior written notice has been given to the other and such default has not been cured within such period. Upon such termination by BISYS, BISYS may declare all amounts due and to become due hereunder immediately due and payable. The remedies contained in this Paragraph 15 are cumulative and in addition to all other rights and remedies available to the parties under this Agreement or by operation of law or otherwise.

16.  FORCE MAJEURE.

BISYS shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the Services resulting, directly or indirectly, from any cause beyond BISYS' reasonable control.

17.  GENERAL.

A. BISYS shall provide Client upon written request, copies of The BISYS Group, Inc.'s (BISYS' parent corporation) current audited financial statements.

B. Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except by a writing signed by both parties.

C. The failure by either party hereto to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of its rights as set forth herein, at law or equity, or a waiver by either party of any other provisions or subsequent default by the other party in the performance of or compliance with any of the terms and conditions set forth herein.

D. This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the other which consent shall not be unreasonably withheld. It shall not be deemed an assignment requiring consent if the stock of either is sold, or all, or substantially all, of the assets are sold as long as such sale does not materially negatively affect the basis of the financial bargain upon which this Agreement is based as of the date hereof and such sale does not materially negatively affect the provision of the Services hereunder. If there is such a negative impact,

     <PAGE 10> then the sale shall be deemed an assignment
     requiring consent as set forth above. This Agreement shall be binding upon and shall inure to the benefit of BISYS and Client and their respective successors and permitted assigns.

E. If any provision of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

F. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

G. The individuals executing this Agreement on behalf of BISYS and Client do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.

H. Client acknowledges that a breach of any of its obligations under this Agreement relating to the BISYS Products and/or the Confidential Information will cause BISYS irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights or remedies which may be available to BISYS, at law or in equity and BISYS grants Client the same rights with respect to a breach of BISYS' obligations relating to the confidentiality of Client Files.

I. During the term of this Agreement, neither party hereto shall, directly or indirectly, solicit or encourage to leave, any employee of the other without prior written consent, which consent shall not be unreasonably withheld.

J. By executing this Agreement, the parties agree to extend the term of any existing written Additional Services Agreements or authorizations for specific Services to be coterminous with the terms of this Agreement and to have such agreements be covered by the terms and provisions hereof.


BISYS, INC.                   THE FIRST NATIONAL BANK OF LEESPORT


Agreed to: /s/ James J.       Agreed to:  /s/ Raymond H.
               Guidici                        Melcher, Jr.

Name:  James J. Guidici       Name:  Raymond H. Melcher, Jr.

Title:  Exec. V.P.            Title:  President/CEO

Date:  July 9, 1998           Date:  July 3, 1998
  <PAGE 11>
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THIS AGREEMENT SHALL BECOME EFFECTIVE UPON BEING SIGNED BY
AUTHORIZED OFFICERS OF BISYS AND CLIENT. BISYS' MARKETING
REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.
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  PAGE 12

        ADDENDUM TO SERVICES AGREEMENT NO. CH-2034-07-96
SERVICES AGREEMENT DATED AS OF APRIL 1, 1998


Reference is made to the above Services Agreement between the undersigned (the "Agreement") to which this Addendum is attached and made a part thereof.

The Agreement is hereby amended and supplemented as follows:

1. Except as expressly amended and supplemented hereby, all terms defined in the Agreement shall have the same meanings when used herein.

2.   Term of Agreement.

     2.1 If, after the last day of the thirty-sixth month of the Initial Period, Client is acquired by or merged into (and is not the surviving entity), a financial organization which does not have a valid Services Agreement with BISYS, Client shall have the option to terminate this Agreement prior to the end of the Initial Period and such termination will be effective provided that:

          (a) Client provides written notice of its intention to terminate this Agreement pursuant to this Paragraph not later than ninety (90) days after the date following final regulatory approval of the acquisition or merger by the appropriate regulatory bodies;

          (b) The effective date of termination in Client's written notice shall not be less than 180 days after the date of such notice;

          (c) Client shall pay BISYS for all Services provided by BISYS through the effective date of termination, including all pass-through charges;

          (d) Based on the month during which the effective date of termination occurs, Client shall pay BISYS an amount equal to (x) the average one month charges for Services based on the twelve (12) months immediately preceding the effective date of termination, times (y) the number of months remaining in the Initial Period, times (z) thirty percent (30%).

          (e) Client shall pay for all Deconversion assistance in accordance with Paragraph 9(B) of the Agreement; and
  <PAGE 13>
          (f) All payments must be made prior to delivery of Client Files.

3.   Charges.

     3.1 Section 3 of the Agreement is amended by inserting the following new Paragraphs after Paragraph 3(D):

          "E. For purposes of this Agreement, the following definitions shall apply:

               "Client Accounts" shall include, but not be limited to, deposit and loan accounts on the BISYS System, including, but not limited to Savings Accounts-Account Base, Time Deposits/Certificates of Deposits Accounts-Account Base, Transaction Accounts-Account Base (including DDA, MMDA, NOW, SUPER NOW, Money Market), Line of Credit Accounts-Account Base, Mortgage Loans-Account Base, Construction Loans-On Line History, Commercial Loans-Account Base, Installment Loans-Account Base, Adjustable Installment Loans, Commercial Loan Processing, Construction/Commercial Loan Control Accounts - Construction Loans, Construction/Commercial Loan Control Accounts Commercial Loans.

               "Exhibit A Services" shall mean the Services identified on attached Exhibit A (both the Standard Services and Special Services listed on Exhibit A). The parties agree that included in the definition of Exhibit A Services are Client usage of any features associated with the Services listed on the Standard Services portion of Exhibit A which features are in existence and available to Client as of the date of this Addendum. Neither features, nor Services, listed on the Price Lists as of the date hereof, but not set forth on Exhibit A shall be deemed to be part of the Exhibit A Services and such other Services and/or fees shall be billed to Client in accordance with the provisions of Paragraph 3(G) below, The parties also agree that Exhibit A Services are recurring Services and do not include any installation charges, training charges, one-time license fees or any other one-time charges.

               "Exhibit B Services" shall mean the Services identified on attached Exhibit B.

               "One Year Period" shall mean each twelve (12) calendar month period commencing Initiation Date and the indication as to which twelve (12) month period is indicated will be with the addition of
               <PAGE 14> an ordinal number preceding the term One
               Year period, e.g., First One Year Period, Second One Year Period, etc.

          "F.  For any and all Client usage of the Exhibit A
               Services, Client shall pay BISYS a fixed monthly charge (the "Fixed Monthly Charge"), calculated as follows:

               (1) On Initiation Date, BISYS will determine the average monthly number of Client Accounts based on the number of Client Accounts on the BISYS System during the twelve month period immediately preceding the Initiation Date (the "Base Accounts"). The Fixed Monthly Charge for the First One Year Period will be calculated as follows: (x) the number of Base Accounts times (y) $0.41 Per Client Account.

               (2) At the end of each One Year Period, BISYS will determine the average monthly number of Client Accounts during the immediately preceding One Year Period and compare that number to the number of Base Accounts to determine the percentage growth in the number of Client Accounts (the "Percentage Growth").

                    BISYS agrees that Client will only be charged for the number of Client Accounts which represent the Percentage Growth in five percent increments in accordance with the pattern set forth below. Accordingly, the Fixed Monthly Charge for the next One Year Period will be calculated as (x) he number of Client Accounts which represent chargeable Percentage Growth, times (y) $0.41 (the "Per Account Fee"), plus (z) the then current Fixed Monthly Charge.

                        Percentage Growth         Per Account Fee
                        0 to 5%                       $0.41
                        5% to 10%                     No Charge
                        10% to 15%                    $0.41
                        15% to 20%                    No Charge
                        20% to 25%                    $0.41

               (3) The Fixed Monthly Charge may be adjusted at any time during a One Year Period, if Client acquires any additional assets, liabilities or serviced accounts from a financial organization (the "Acquired Accounts"). Commencing on the first day of the third full calendar month following the conversion of the Acquired Accounts to the BISYS System, BISYS will add the number of Acquired
                    <PAGE 15> Accounts to the most current number
                    of Year End Accounts and adjust the Fixed
                    Monthly Charge to reflect the higher number of Client Accounts on the BISYS System.

               (4) During the first three One Year Periods, the Per Account Fee will not be changed. Commencing on the first day of the Fourth One Year Period, BISYS will increase the Per Account Fee by an amount equal to the lesser of (i) four percent (4%) or (ii) the percentage increase in the United States Consumer Price index as published by the Bureau of Labor Statistics, United State Department of Labor ("CPI"), during the twelve month period immediately preceding the date of increase, provided however, that if on the first day of the Fourth and Fifth One Year Periods, the Percentage Growth in the number of Client Accounts compared to the number of Base Accounts is greater than twenty percent (20%), then the Per Account Fee will not be increased.

          "G. In addition to the Fixed Monthly Charge, Client will pay BISYS each month for:

               (1)  All usage of Services not set forth on
                    Exhibit A; and

               (2) All pass-through charges, including but not limited to telecommunication charges, courier charges and postage charges.

          "H. The pricing for the Exhibit B Services as set forth on Exhibit B will be available to Client provided that Client enters into an Additional Services Agreement ("ASA") with respect to such Services and installation of such Services is completed by the respective dates set forth below.

                                                    Installation
             Service             ASA signed by       Complete by

            EncorePlus              12/31/98          05/31/99
            EasyLender              06/30/98          10/31/98
            Internet Home Banking   12/31/98          06/30/98

               In the event the conditions set forth above are not met, the pricing for such Services shall be the then applicable standard list price."

     3.2 During the Initial Period, BISYS agrees to grant Client a credit in the amount of $150,000.00 to be applied, at

           <PAGE 16> Client's discretion, against (x) monthly
          recurring charges for Exhibit A and Exhibit B Services and/or (y) one-time implementation charges or monthly recurring charges associated with Client's purchase and utilization of new Services after the Initiation Date, provided, in each case however, that (i) any application of this credit against recurring charges set forth on the Monthly Invoice cannot exceed $1 0,000.00 per month, (ii) any application of this credit against one-time charges associated with new Services cannot exceed 50% of such one-time charge, and
          (iii) the credit cannot be applied against charges for hardware, equipment and pass-through charges.

     3.3 During the Initial Period, BISYS' Conversion Services shall be provided to Client at no charge for the conversion to the BISYS System of Acquired Accounts associated with future financial organization assets acquired by Client ("Acquired Assets"), provided that the data and files from such future merged organizations are in machine readable form, readable by BISYS' computers at the BISYS Center. Client does, however, agree to pay in full all out-of-pocket conversion related expenses not included in BISYS' provided standard conversion services, including but not limited to, data communications, terminal equipment charges and reasonable travel, lodging and meals expense.

     3.4 During the Initial Period, BISYS agrees to grant Client a non-cumulative annual credit in the amount of $1,000.00 to be applied against the charges associated with Client's attendance at BISYS University training courses.

     3.5 BISYS agrees to grant Client a non-cumulative monthly credit in the amount of $450.00 to be applied against the recurring charges associated with Client's utilization of TargetPlus Report Writer.

     3.6 BISYS agrees that the initial charges for the AddressPlus service will be as follows:

                    $0.03 per Client Account
                    $800.00 minimum per run

     3.7 During the Initial Period, BISYS agrees to waive the recurring charges for the services set forth below:

               -    TOTALPLUS Currency Report
               -    Annual Updates to Geocodes and Lifestyles
                    Codes relative to the Total Marketing Manager
                    Service    <PAGE 17>



               -    TOTALPLUS Manuals (two sets) and Product
                    Upgrade subscriptions for such sets

     3.8 BISYS agrees to waive the registration fees associated with the attendance of two Client representatives at the BISYS Annual Client Conference, provided however, that Client shall be responsible for travel and lodging expenses it incurs associated with its attendance at the conference.

4.   Total Marketing Manager ("TMM").

     4.1 BISYS agrees that the initial recurring charges for Client's utilization of TMM will be as follows:

          Number of Client Accounts            Per Account Charge
            0 to 25,000                               $0.030
            25,001 to 75,000                          $0.025
            More than 75,000                          $0.020

5.   Showcase Credit.

     5.1 During the Initial Period, Client agrees to assist BISYS in the growth of BISYS by acting as a "showcase" site for prospective clients, accordingly, BISYS agrees to give Client a monthly non-cumulative credit in the amount of $6,000.00. In consideration of such credit, Client will provide appropriate access to its equipment and processes used to employ the BISYS System and appropriate support to BISYS in the sales and marketing of the BISYS System or the TotalCS System (as defined below) and related products and services in connection with any "showcase" visits. For such period as the termination option described in Section 2.2 hereof remains in effect and, if exercised, through the effective termination date of the Agreement, the credit shall be reduced to $2,400.00.

6.   TotalCS.

     6.1 If after the Second One Year Period, Client elects to transition from the BISYS System to an alternative BISYS provided system (the "TotalCS System"), Client must provide BISYS with at least 180 days prior written notice of its intention to convert to the TotalCS System. BISYS agrees to provide support necessary to facilitate Client's transition to the TotalCS System, provided, however, Client pays BISYS for all out-of pocket costs incurred by BISYS associated with Client's transition to the TotalCS System. At the time Client commences utilizing the TotalCS System, BISYS agrees
          <PAGE 18> that the Services utilized by Client on the
          current BISYS System will be provided to Client by BISYS on the TotalCS System in accordance with the terms and conditions set forth in this Agreement. During the first 180 days following Client's transition to the TotalCS System, BISYS and Client will review the terms and conditions of this Agreement and Addendum to determine if such terms and conditions are applicable to the delivery of the services by the TotalCS System.

7.   New BISYS Services.

     7.1 BISYS agrees to participate in presentations to Client's senior management, the purpose of which is to provide Client with an update on new BISYS Services and Products. These presentations will occur on at least a quarterly basis during the Initial Period.

8.   Year 2000.

     8.1 BISYS agrees to perform, at BISYS' expense, comprehensive tests on the BISYS System to simulate the actual turning of the century. These tests shall be intended to identify any operational issues caused by the century change at midnight December 31, 1999.
          BISYS agrees to release by December 31, 1998, all necessary updates and changes for the BISYS System, if any, to accommodate the turn of the century. BISYS agrees to distribute any such change or updates to the BISYS System when they are generally made available to its clients. Such distribution may be in the form of new releases, updates or other similar methods of distributing software bug fixes as BISYS may see fit. All modifications, updates or changes made by BISYS shall be to the BISYS System only and not to any third party provided software.

     8.2 In the event BISYS fails to release by December 31, 1998 all necessary updates and changes for the BISYS System, if any, to accommodate the turn of the century, Client shall be entitled to a refund of the $25,000 fee paid by Client to participate in the BISYS Y2K testing program and may elect to convert to the TotalCS System by providing written notice of such election to BISYS by March 31, 1999. The parties would thereupon use all commercially reasonable efforts to complete such conversion by October 1999. The provisions of Paragraph 6.1 of this Addendum shall apply to such conversion.

9. Neither BISYS nor Client shall (except to persons on behalf of such party) disclose, and neither party shall permit any of its employees or other persons who act or acted in its
     <PAGE 19> behalf to disclose, any of the terms and
     conditions of the Agreement, including without limitation any Addendum or pricing terms, except as may be required by law.

Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and continue to be in full force and effect.

This Addendum supersedes and replaces any prior agreement (written or oral) as to its subject matter. If there is any conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement or any prior addendum to this Agreement, the Terms and Conditions of this Addendum shall prevail.

BISYS, INC.                   THE FIRST NATIONAL BANK OF LEESPORT

By: /s/ James J. Guidici      By: /s/ Raymond H. Melcher, Jr.

Name:  James J. Guidici       Name:  Raymond H. Melcher, Jr.

Title:  Executive VP          Title:  President/CEO

Date:  July 9, 1998           Date:  July 3, 1998

----------------------------------------------------------------
THIS ADDENDUM SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OF BISYS. BISYS' MARKETING REPRESENTATIVES DO NOT HAVE THE AUTHORITY TO BIND BISYS.
----------------------------------------------------------------

               THE FIRST NATIONAL BANK OF LEESPORT
                            EXHIBIT A


Savings, Time Deposits/Certificates of Deposits
     On-Line History
     Savings and CD Accounts
     CDs Term History (term + 1 month or 24 months)
     IRA CDs (term + 1 month or 24 months)
     Retirement Accounts
     Retirement Account Statements
     Interest Checks
     CD Renewal Confirmation
     Currency Reporting
     Statement Production
     Variable Interest Rate Processing
     Interest on Lawyer Trust Accounts
     Anniversary Processing
     Tax Compliance Withholding
     Savings Service Charges
     Tenant Rent Processing
     Realty Trust Processing

DDA, MMDA, NOW, SUPER NOW, MONEY MARKET
     Interactive Exception Handling Items Updated
     DDA Accounts
     DDA Statement Production
     Check Register on Statement
     DDA Transactions
     Line-of-Credit Processing
     Automatic LOC Disbursement
     Variable Interest Rate Processing
     DDA Statement Production, over 6 months
     Statement Rendering Transmissions
     Overdraft Reminder Notices
     Account Analysis
     Combined Statements/Financial Summary
     Account Reconciliation Processing (excluding Disc Recon.)
     NSF/UCF Qualification Report
     Sweep Accounts
     Snapshot/Reset Statements
     Daily Deposit Activity Accounts

Mortgage Loans
     On-Line History (18 months)
     Investor Reporting
     M/L Accounts with MICR/OCR Coupons
     Tax & Insurance System
     Adjustable Rate Mortgages/Notices
     AML Reminder Notice Worksheet
     M/L Deferred Fee/Cost Accounts
     Rate Change Notices
     Interest on Escrow  <PAGE 21>
     Extra ML Trial Balance Runs
     History Cards
     Loan Commitment Processing
     Escrow Processing
     GL and DDA Investor Transactions
     Construction Loans

Installment Loan Processing
     Installment Loan Accounts
     On-Line Histories (18 months)
     Coupon Loans MICR/OCR
     Customer Notices and Billings
     Dealer Reporting/Floor Planning Accounting
     Consumer/Savings Account Loans
     IL Deferred Fee/Cost Accounts
     Overdraft/LOC Loan Notice
     History Cards
     Student Loan Processing
     Simple Interest Loans by Rate Report

Commercial Loan Processing
     Commercial Loan Notes
     CL Deferred Fee/Cost Accounts

CIF Processing, including On-Line Memo Processing

Miscellaneous
     ACH Transactions
     Automatic Withholding Accounts
     Credit Bureau Reporting
     On-Line File Maintenance
     Transaction Processing Notices
     Extra M/L Trial Balance Runs
     I/L classification Reports
     I/L Classification Accounts Reported
     Test Bank
     Van Wagon Tapes
     Annual Purge of Card Management System records
     Exception Item Pull
     Daily Activity File
     Annual Maintenance fee for TIPS Plus
     Mortgage Loan Accounts
     Automated Letters
     Totalmatic Accounts
     Totalmatic Paper Drafts
     Internal Transfers/External Drafts
     ACHIPS
     FHLB Collateral Accounts

               THE FIRST NATIONAL BANK OF LEESPORT
                            EXHIBIT B


     Service                                 One Time Charges

Encore Plus! Base Fee                         $12,000.00
Encore Plus Workstation Fee                   $   100.00 per seat

Internet Home Banking Base Fee                $15,000.00
EasyLender for Windows Base License Fee       $12,500.00
EasyLender workstation license                $   397.50
  (includes up to 6 laptops)
EasyLender database software                  $    60.00
  (includes up to 6 laptops)
EasyLender Training                           $ 3,750.00


                                                     Monthly
     Service                                    Recurring Charges

Encore Plus Teller                           $ 40.00 per seat
Encore Plus Platform                         $ 65.00 per seat
Encore Plus Query & Maintenance              $ 30.00 per seat
Internet Home Banking Base Fee               $500.00
Internet Home Banking                        $  3.00 per end user
Internet Home Banking                        $  0.29 per bill

                                                     payment
                                                     transaction
EasyLender for Windows                       $535.00
  (for up to 6 workstations, including)
EasyLender                                   $ 50.00
  (workstation connection for upload)

  <PAGE 23>